Exhibit 23.5
CONSENT OF COUNSEL
          I consent to the incorporation by reference in this Registration Statement of ArvinMeritor, Inc. (“ArvinMeritor”) on Form S-3 of the references to me in the Annual Report on Form 10-K of ArvinMeritor for the fiscal year ended September 27, 2009 under the headings “Item 1. Business - Environmental Matters” and “Item 3. Legal Proceedings”.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel of ArvinMeritor, Inc.

Date: November 19, 2009